Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays Bank PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of securities to be issued by Barclays , as well as American Depositary Shares representing all or a portion of such securities (collectively, “Securities”). Such securities will be registered on one or more registration statements on Form F-3, or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or the Deputy Company Secretary, and each of them (with full power in each of them to act alone), as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any or all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Date: July 31, 2007	By:	/s/ Marcus Agius
Marcus Agius
Chairman

Date: July 31, 2007	By:	/s/ John Varley
John Varley
Chief Executive Officer (Principal Executive Officer) and Director

Date: July 31, 2007	By:	/s/ Christopher Lucas
Christopher Lucas
Finance Director (Principal Financial Officer and Principal Accounting Officer) and Director

Date: July 31, 2007	By:	/s/ Robert E Diamond Jr.
Robert E Diamond Jr.
Director

Date: July 31, 2007	By:	/s/ Gary Hoffman
Gary Hoffman
Director

Date: July 31, 2007	By:	/s/ Frederik Seegers
Frederik Seegers
Director

Date: July 31, 2007	By:	/s/ David Booth
David Booth
Director

Date: July 31, 2007	By:	/s/ Sir Richard Broadbent
Sir Richard Broadbent
Director

Date: July 31, 2007	By:	/s/ Leigh Clifford
Leigh Clifford
Director

Date: July 31, 2007	By:	/s/ Fulvio Conti
Fulvio Conti
Director

Date: July 31, 2007	By:	/s/ Dr. Danie Cronjé
Dr. Danie Cronjé
Director

Date: July 31, 2007	By:	/s/ Professor Dame Sandra Dawson
Professor Dame Sandra Dawson
Director

Date: July 31, 2007	By:	/s/ Sir Andrew Likierman
Sir Andrew Likierman
Director

Date: July 31, 2007	By:	/s/ Sir Nigel Rudd DL
Sir Nigel Rudd DL
Director

Date: July 31, 2007	By:	/s/ Stephen Russell
Stephen Russell
Director

Date: July 31, 2007	By:	/s/ Sir John Sunderland
Sir John Sunderland
Director

Date: August 22, 2007	By:	/s/ James Walker
James Walker
CFO Americas